Exhibit 3.2

BY-LAWS

OF

OL FUNDING, INC.

ARTICLE I NAME AND LOCATION

     SECTION 1     The name of this Corporation shall be OL Funding, Inc.

     SECTION 2     The principle office of the Corporation in the State of Nevada shall be 200 N. Curry Street, Suite 100, Carson City, Nevada, and its initial registered office in the State of Nevada shall be Carson City. The Corporation may have such other offices, either within or without the State of Nevada as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II SHAREHOLDERS

     SECTION 1     Annual Meeting. The annual meeting of the shareholders shall be held on the second Tuesday of the month of December in each year; beginning with the year 2007, at the time designated by the board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

     SECTION 2     Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by resolution of the Board of Directors or by the President at the request of the holders of not less than a majority of all the outstanding shares of the Corporation entitled to vote on any issue proposed to be considered at the meeting, provided said shareholders sign, date and deliver to the Corporate Secretary one or more written demands for the meeting describing the purpose, or purposes for which it is to be held. Only business within the purpose or purposes described in the meeting notice required by these By-Laws may be conducted at a special shareholders meeting. In addition, such meeting may be held at any time without call or notice upon unanimous consent of shareholders.

     SECTION 3     Place of Meeting. The Board of Directors may designate any place, either within or without the State of Nevada unless otherwise prescribed by statute as the place of meeting for any annual meeting or any special meeting of shareholders. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, unless otherwise prescribed by statute, as the place for holding of such meeting. If no designation is made, or if a special meeting may otherwise be called, the place of meeting shall be the principle office of the Corporation in the State of Nevada.

     SECTION 4     Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

     SECTION 5     Closing of Transfer Books, or Fixing of Record Date.
For the purpose of determining shareholders entitle to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, seventy (70) days. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than seventy (70) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed, and no record date is fixed for the determination of the shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of dividend, the date on which notice of the meeting is mailed or the date on which resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this Section, such determination shall apply to any adjourning thereof.

     SECTION 6     Shareholders’ List. After fixing a record date, the officer or agent having charge of the share ledger of the Corporation shall prepare an alphabetical list of all persons entitled to notice and to represent shares at such meeting, or any adjournment thereof, and said list shall be arranged by voting group and shall show the address of, and the number of shares held by each shareholder or representative. The shareholders’ list shall be available for inspection, and copying during usual business hours by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office, or at a place identified in the meeting notice. Such list shall be available during the meeting and any shareholder, his agent, or attorney is entitled to examine such list or to vote at any meeting of shareholders.

     SECTION 7     Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than the majority of the shares are represented at the meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting in which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than the quorum.

     SECTION 8     Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder, or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before, or at the time of the meeting.

     SECTION 9     Voting of Shares. Subject to the other provisions of these Bylaws, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. The affirmative vote of a majority of the outstanding shares represented at a shareholders’ meeting at which a quorum is present shall be the act of the shareholders of the Corporation.

     SECTION 10     Voting of Shares by Certain Holders. Shares standing in the name of another Corporation may be voted by such officer, agent, or proxy as the By-Laws of such Corporation may provide, or, in the absence of such provision, as the Board of Directors of such Corporation may determine. Shares held by the administrator, executor, guardian or conservatory may be voted by him either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person, or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver, without the transfer thereof into his name if authority so to vote be contained in an appropriate order of the court, by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 11     Information by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at the meeting of the shareholder, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by a majority, in Capital interest of the shareholders entitled to vote with respect to the subject matter there.

     SECTION 12     Cumulative Voting. Unless otherwise provided by law, at each election for Directors every shareholder entitled to vote, in person, or by proxy, shall have the right to vote at such election the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes on the same principle among any number of candidates.

ARTICLE III BOARD OF DIRECTORS

     SECTION 1     General Owners. The business and affairs of the Corporation shall be managed by its Board of Directors except as otherwise herein provided.

     SECTION 2     Number Tenure and Qualifications. The number of Directors of the Corporation shall initially be one, (1) and may be increased or decreased, from three (3) Directors to up to seven (7) directors by the Board of Directors at any time. Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors may be re-elected. The Directors need not be a resident of this state or a shareholder.

     SECTION 3     Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as the annual meeting of the shareholders. The Board of Directors may also provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4     Special Meetings. Special meetings of the board of Directors may be called by or at the request of the President or any Director. The person, or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

     SECTION 5     Notice. Notice of any special meeting shall be given at least five (5) days previously thereto by notice personally given or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph Company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, and does not thereafter vote for or assent to action taken at the meeting.

     SECTION 6     Quorum. Majority of the number of Directors fixed by section 2 of this Article shall constitute a quorum for the transaction of business at any meeting of the board of Directors, but if less than a majority is present at the meeting, a majority of the Directors present may adjourn the meeting to a different time without further notice.

     SECTION 7     Manner of Action. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 8     Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

     SECTION 9     Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any Corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent does not apply to a Director who voted in favor of such action.

     SECTION 10     Informal Action by Board of Directors. Unless otherwise provided by law, any action required to be taken at a meeting of the Directors, or any other action which may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by each Director, and included in the minutes or filed with the Corporate records reflecting the action taken.

ARTICLE IV INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

     SECTION 1     This Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

     (a) Action, or his failure to act, did not constitute a breach of his fiduciary duties as an officer or Director involving intentional misconduct, fraud or a Knowing Violation of Law; or

     (b) Acted in good faith and in a manner which he reasonably believed to  be in or not opposed to the best interests of the Corporation, and, with  respect to any criminal action or proceeding, had no reasonable cause to  believe that his conduct was unlawful. The termination of any action, suit  or proceeding by judgment, order, settlement, conviction or upon a plea of  nolo contendere or its equivalent, does not, of itself, create a presumption  that the person breached a fiduciary duty, or did not act in good faith and  in a manner which he reasonably believed to be in or not opposed to the  best interests of the Corporation, or that, with respect to any criminal  action or proceeding, he had reasonable cause to believe that his conduct  was unlawful.

     SECTION 2.     The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

     (a) Action, or his failure to act, did not constitute a breach of his fiduciary duties as an officer or Director involving intentional misconduct, fraud or a Knowing Violation of Law; or

     (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     SECTION 3     To the extent that a director, officer, employee or agent of a Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

     SECTION 4     Any discretionary indemnification pursuant to these By-Laws, unless ordered by a court or advanced pursuant to subsection 2, may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances. The determination must be made:

 (a) By the stockholders;

 (b) By the Board of Directors by majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding;

 (c) If a majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

 (d) If a quorum consisting of Directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

           SECTION 5     The expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than Directors or officers may be entitled under any contract or otherwise by law.

     SECTION 6     The indemnification pursuant to these By-Laws and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that  indemnification, unless ordered by a court, or for the advancement of expenses, pursuant to or for the advancement of expenses, may not be made to or on behalf of any Director or officer if a final adjudication establishes hat his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a Director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7

 A. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses.

                     B.  The other financial arrangements made by the Corporation pursuant to subsection A may include the following:

         (a) The creation of a trust fund.

         (b) The establishment of a program of self-insurance.

         (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation.

         (d) The establishment of a letter of credit, guaranty or surety.

       No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

   C. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation.

                       D.   In the absence of fraud:

                (a) The decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial  arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

                (b) The insurance or other financial arrangement:

                       (1) Is not void or voidable; and

                       (2) Does not subject any Director approving it to personal  liability for his action, even if a Director approving the  insurance or other financial arrangement is a beneficiary of  the insurance or other financial arrangement.

     SECTION 8     Amendment to Nevada Law. In the event that Nevada law regarding indemnification of Directors, officers, employees and other agents of Corporations, as in effect at the time of adoption of these By-Laws, is subsequently amended in any way increase the scope of permissible indemnification beyond that set forth herein, the indemnification authorized by this Article shall be deemed to be coextensive with that permitted by the Nevada law as so amended.

ARTICLE V OFFICERS

     SECTION 1     Number. The Officers of the Corporation shall be one or more Vice-Presidents and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers, as may be deemed necessary, may be elected or appointed by the Board of Directors.

     SECTION 2     Election and Term of Office. The Officers of the Corporation to be elected by the Board of Directors shall be elected annually, by the Board of Directors, at the first meeting of the Board of Directors held at each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until he shall resign, or shall have been removed in the manner hereinafter provided. The initial officers may be elected at the first meeting of the Board of Directors.

     SECTION 3     Removal. Any officer or agent elected or appointed by the Board of Directors whenever in its judgment, the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4     Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filed by the Board of Directors for the unexpired portion of the term.

     SECTION 5     President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and fairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these By-Laws, to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 6     Vice-President. The Board of Directors may determine when there is a need for a Vice-President or Vice-Presidents. In the absence of the President or in event of his death, unavailability of or refusal to act, a Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. A Vice-President shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

     SECTION 7     Secretary. The Secretary shall: (a) keep the minutes of the shareholders and of the Board of Directors meetings in one or more books provided for the purpose; (b) be custodian of the Corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized (c) see that all notices are duly given in accordance with the provisions of these By-Laws or so required by law; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; ( e) have general charge of the stock transfer books of the Corporation; (f) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (g) in general perform all of the duties incident of the Office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Secretary shall give a bond for the faithful discharge of his duties in such sum with such surety or sureties as the Board of Directors shall determine.

     SECTION 8     Salaries. The salaries, compensation and other benefits, if any, of the officers shall be fixed from time to time by the Board of Directors.  No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1     Contracts. The Board of Directors may authorize any officer or officers, agents, or agents, to enter into a contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 2     Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3     Check Drafts etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust Companies or other depositories as the Board of Directors may select.

ARTICLE VII CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1     Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by other such officers authorized by law and by the Board of Directors so to do. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     SECTION 2     Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate of such shares, and also, any transfer is subject to the limitations set forth in the Articles of Incorporation, reference to which is hereby made. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December in each year.

ARTICLE IX DIVIDENDS

The Board of Directors from time to time declare, and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X SEAL

The Board of Directors shall provide a Corporate Seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words “Corporate Seal.” Unless otherwise Provided by law, whenever any notice is required to be given to any shareholder or Director of the Corporation under the provision of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time started therein, shall be equivalent to the giving of such notice.

ARTICLE XI AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by a majority vote of the Board of Directors at any annual Board of Directors meeting or at any special Board of Directors meeting when the proposed amendment has been sent out in the notice of such meeting. These By-Laws may also be altered, amended or repealed by a majority vote of the shareholders notwithstanding that these By-Laws may also be amended or repealed by the Board of Directors.

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Secretary